Exhibit 10.5

SECURITY AGREEMENT

FOR VALUE RECEIVED, and to induce Matthew J. Szulik, with an address at c/o Taurus Advisory Group, LLC, 2 Landmark Square, Suite 211, Stamford, Connecticut 06901 ("Secured Party"), to loan (the “Loan”) to Protein Polymer Technologies, Inc., with an address at 10655 Sorrento Valley Road, San Diego, California 92121 ("Debtor"), One Million ($1,000,000.00) Dollars, which Loan is to be evidenced by a secured promissory note to be issued by Debtor to Secured Party (the “Note”) in the form appended hereto as Exhibit A, Debtor, hereby agrees that Secured Party shall have the rights, remedies and benefits hereinafter set forth.

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

(i)           “CGS” means the Connecticut General Statutes.

(ii)          "Collateral" shall mean the SWI Stock, the SWI Warrant and the Patents, to be held by the Escrow Agent to secure the payment of the Note in accordance with the terms of the Note and this Agreement and the Escrow Agreement.

(iii)         “Common Stock” shall mean the Debtor’s common stock, par value $0.01 per share.

(iv)          “Escrow Agent” shall mean Secured Party’s attorney, Barry Feiner, Esq., with an office at 170 Harrison Avenue, Harrison, New York 10528, who shall hold the Collateral pursuant to the terms of the Escrow Agreement.

(v)           “Escrow Agreement” shall mean the agreement dated as of the date hereof among the Secured Party, the Debtor and the Escrow Agent pursuant to which the Escrow Agent shall hold the Collateral.

(vi)          "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 7 of the Note.

(vii)        "Financing Agreements" shall mean this Agreement, all current and future related agreements, documents and instruments, as now existing and as hereafter amended, modified or supplemented, and the Note.

(viii)        “Licensee Approvals” shall mean approvals that may be required from the Licensees, except for Sanyo Chemical Industries, Ltd., to use the fees generated by their respective Licensing Agreements and the Patents, the SWI Stock and/or the SWI Warrant as collateral for the Note as provided in the Note and this Security Agreement.

(ix)          “Licensees” shall mean Spine Wave, Inc., Genecor International, Inc. and Sanyo Chemical Industries, Ltd.

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

(x)        “Licensing Agreements” shall mean the license agreements between Debtor and each of the Licensees.

(xi)       "Note" shall mean the secured promissory note in the principal amount of $1,000,000.00 to be issued by Debtor to Secured Party in the form appended hereto as Exhibit A.

(xii)     "Obligations" shall mean the Obligations as defined in the Note and as provided herein.

(xiii)    “Patents” shall mean the patents owned by Debtor as set forth on the Schedule of Patents appended hereto as Schedule 1(xi).

(xiv)    “Patent Assignment” shall mean the assignment, in the form appended hereto as Exhibit C, pursuant to which Debtor shall assign the Patents to Secured Party as part of the Collateral for the payment of the Note in accordance with the terms of the Note, this Agreement and the Escrow Agreement.

(xv)      “Permitted Encumbrances” shall mean the encumbrances that may be created on the Patents by the License Agreements and the transfer of the SWI Stock by the right of first refusal set forth in Section 5 of the Founder Stock Purchase Agreement between Debtor and Spine Wave, Inc. dated as of April 12, 2001 and the transfer restrictions set forth in Section 7(e) in that Agreement and Section 8.1 in the SWI Warrant.

(xvi)    “Patent Security Agreement” shall mean the agreement, in the form appended hereto as Exhibit D, pursuant to which Debtor shall assign a security interest in the Patents to Secured Party for the payment of the Note in accordance with the terms of the Note, this Agreement and the Escrow Agreement.

(xvii)   “SWI Stock” shall mean the 1,000,000 shares of Spine Wave, Inc. common stock owned by Debtor to be held by the Escrow Agent, together with attached Medallion Signature Guarantees, as part of the Collateral for the payment of the Note in accordance with the terms of the Note, this Agreement and the Escrow Agreement.

(xviii)  “SWI Warrant” shall mean the warrant to purchase 1,000,000 of shares of Spine Wave, Inc. common stock owned by Debtor currently expiring on April 21 2006, to be held by the Escrow Agent, together with attached Medallion Signature Guarantees, as part of the Collateral for the payment of the Note in accordance with the terms of the Note, this Agreement and the Escrow Agreement.

(xix)    “Secured Party’s Warrants” shall mean the warrants, in the form appended hereto as Exhibit E, to purchase 500,000 shares of Debtor’s Common Stock Debtor at $0.30 per share, subject to appropriate anti dilution provisions, shall issue to Secured Party as consideration for Secured Party making the Loan to Debtor.

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

(xx)      “Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of Connecticut.

All other terms defined in the preamble or the recitals hereto shall have the respective meanings ascribed to them therein. Unless the context otherwise indicates, all terms used without definition in this Agreement shall have the meanings ascribed to them in the Uniform Commercial Code as currently in effect, to the extent the same are used or defined therein.

ARTICLE II

SECURITY; ISSUANCE OF SECURED PARTY’S WARRANTS; PAYMENT OF LEGAL FEES

2.1          Designation of Security; Delivery of SWI Stock, SWI Warrants and Patent Assignments.

As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon the Collateral, subject to the Permitted Encumbrances. Debtor shall deliver the SWI Stock, with attached Medallion Signature Guarantees, the SWI Warrant, with attached Medallion Signature Guarantees and the Patent Assignment to the Escrow Agent at his address set forth above within ten (10) business days after the date hereof.

2.2	Issuance of Secured Party’s Warrants and Delivery of Patent Security Agreement, Registration Rights Agreement and the License Approvals.

Debtor shall issue and deliver the Secured Party’s Warrants to the Secured Party, together with an executed demand and piggy-back registration rights agreement in the form appended hereto as Exhibit F covering the Common Stock for which the Warrants may be exercised, and an executed Patent Security Agreement within ten (10) business days after the date hereof and shall deliver the Licensee Approvals within thirty (30) business days after the date hereof

2.3	Debtor’s Agreement to pay Secured Party’s Legal Fees.

Debtor shall pay Barry Feiner, Esq., $14,500.00 USD (the “Legal Fees”), which amount shall constitute part of the Obligations, for the services he is rendering with respect to this transaction, including acting as Escrow Agent, by wire transfer on or before April 24, 2006, in accordance with the following instructions:

Name of Bank: The Merchants Bank of New York

ABA Routing Number: 026006790
Account Number: 8000451
Account Name: Barry Feiner, P.C.

ARTICLE III

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS

AND COVENANTS OF DEBTOR

3.1	Incorporation of Covenants, Representations and Warranties.

All covenants of Debtor set forth in Section 4 of the Note and representations and warranties of Debtor set forth in Section 6 of the Note are hereby made a part hereof and incorporated by reference herein.

3.2	Representation, Warranties, Covenants and Acknowledgements of Debtor.

Debtor represents, warrants, covenants and acknowledges to Secured Party that (i) it owns the Collateral, free and clear of all liens and encumbrances, subject to those that may be created by the Permitted Encumbrances, except for those held by Debtor in accordance with the terms of this Security Agreement and the Note; and (ii) the Loan is a “commercial transaction,” as that term is defined in the CGS, Chapter 903a, Section 52-278a and represents, warrants and covenants to Secured Party that it is engaged primarily in nonconsumer pursuits and is utilizing the funds from the Loan for its investment activities and is not using and will not use the funds for consumer purposes.

3.3	Further Assurances; Financing Statements.

Upon request of Secured Party, at any time and from time to time, Debtor will, at its own cost and expense, execute and deliver to Secured Party one or more financing statements pursuant to the Uniform Commercial Code, or amendments or continuations thereof, and any other documents, including but not limited to documents to be filed with the United States Patent Office, required by Secured Party to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, Debtor hereby authorizes Secured Party to execute and file at any time or times one or more financing statements and/or assignments pursuant to the Uniform Commercial Code or otherwise with respect to any or all of the Collateral, signed only by Secured Party. Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement and/or assignment shall be sufficient as a financing statement and/or assignment. In the event that the Obligations are paid in full in accordance with the terms of the Note and this Agreement and no Event of Default has occurred, Secured Party agrees, within a reasonable time after such payment has been made, to execute and file such documentation as may be reasonably required to release any security interest that Secured Party may have in the Collateral.

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

3.4	Collateral to be Held by Secured Party Free and Clear of Liens and Encumbrances.

During the term of this Agreement and until the Obligations are paid in full, Secured Party shall hold the Collateral and Debtor shall not attempt to sell or otherwise transfer the Collateral or to incur any liens and encumbrances thereon, other than the Permitted Encumbrances.

3.5	Discharge of Liens.

Debtor shall immediately pay and cause the discharge of any liens, taxes or assessments, which may be levied upon the Collateral other than any that may be imposed by the Permitted Encumbrances.

3.6	Actions by Secured Party.

Secured Party may, in his sole discretion and at any time, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by Secured Party to preserve, protect, maintain or enforce the Obligations, the Collateral or security interest granted herein, and which Debtor fails to do or pay, including, without limitation, payment of any judgment against Debtor, and insurance premium, and any lien, claim or encumbrance upon or with respect to the Collateral, and any such payment shall be added to the Obligations and shall be payable upon demand.

3.7	Adverse Changes.

Debtor shall promptly notify Secured Party in writing of any event that materially adversely affects the value of the Collateral.

ARTICLE IV

REMEDIES UPON EVENT OF DEFAULT

4.1	Acceleration of Obligations.

All of the Obligations shall, at the option of Secured Party and without notice, demand or legal process, become immediately due and payable upon (i) the occurrence of an Event of Default as set forth in Section 7 of the Note; (ii) Debtor’s failure to deliver the Collateral and the Patent Assignments to the Escrow Agent within the ten (10) business day period as required by Section 2.1 above, issue and deliver the Secured Party’s Warrants and the executed Registration Rights Agreement to Secured Party within the ten (10) business day period and deliver the Licensee Approvals within the thirty (30) business day period as required by Section 2.2 above, or wire the Legal Fees as required by Section 2.3 above; or (iii) Debtor’s violation of any of the provisions of Article III above.

4.2	Rights Under Uniform Commercial Code.

In addition to all of his other rights and remedies under this Agreement, the other Financing Agreements and any other agreement with Debtor, upon the occurrence of any of the events referred to in Section 4.1 above, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Connecticut and of any state or other jurisdiction in which the Collateral is located from time to time.

4.3	Action Pending Disposition.

Upon the occurrence of any of the events referred to in Section 4.1 above, until Secured Party is able to effect a sale or other disposition of the Collateral, he shall have the right to use or take such action with respect to the Collateral, or any part thereof, as he deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to Debtor to maintain or preserve the rights of Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of Secured Party. Secured Party may, if he so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Secured Party’s remedies with respect to such appointment without prior notice or hearing.

4.4	Disposition of Collateral.

4.41       Right to Sell or Otherwise Dispose of Collateral. Upon the occurrence of any of the events referred to in Section 4.1 above, Secured Party shall have the right to sell or otherwise dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in his sole discretion, may deem advisable. Such sales may be adjourned and continued from time to time with or without notice. To enable Secured Party to effect any such sale, assignment and/or transfer, Debtor hereby makes, constitutes and appoints Secured Party as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments that Secured Party may deem necessary or proper to effect the authority hereby conferred by signing Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by Secured Party to be necessary or proper in connection with any sale, assignment or transfer of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.

4.42.      Right to Purchase Collateral. Secured Party may purchase all or any part of the Collateral at public sale or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

4.43       Application of Proceeds of Sale of Collateral. Except as otherwise provided by law, the proceeds realized from the sale of any of the Collateral shall be applied by Secured Party as follows:

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

First, to the reasonable costs and expenses of every kind incurred in connection with or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorney's fees and legal expenses;

Second, to the satisfaction of the Obligations;

Third, to the payment of any other amounts required by applicable law; and

Fourth, to Debtor to the extent of the surplus proceeds, if any.

In the event that the proceeds realized from the sale as aforesaid are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the highest rate permitted by applicable law, and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

4.5	Waiver of Bond.

In connection with the foregoing remedies, Debtor hereby waives the posting of any bond that might otherwise be required.

4.6	Remedies Cumulative.

All rights and remedies of Secured Party arising under this Agreement, the other Financing Agreements, any other agreement with Debtor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.

ARTICLE V

LIABILITY OF DEBTOR FOR

SECURED PARTY’S EXPENSES AND ATTORNEYS' FEES

Debtor shall be liable to Secured Party for any and all sums, costs and expenses which Secured Party may pay or incur pursuant to the provisions of this Agreement or in defending, protecting and enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including, without limitation, all search, filing and recording fees, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and legal expenses, all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges, all expenditures in connection with the repossession, holding, preparation for sale and sale of the Collateral, as well as all damages for breach of warranty, misrepresentation or breach of covenant by Debtor, and all such liabilities shall be part of the Obligations and shall be payable upon demand.

ARTICLE VI

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

MISCELLANEOUS

6.1	Articles and Section Titles.

The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

6.2	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered and original but all of which shall constitute one and the same Agreement.

6.3	Governing Law; Consent to Jurisdiction; Venue Waiver; Waver of Jury Trial.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Connecticut applicable to contracts made and to be performed entirely within such State. Debtor hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement, and agrees that any lawsuit brought to enforce or interpret the provisions of this Agreement shall be instituted in state or federal courts, as appropriate, in Fairfield County, Connecticut, and Debtor further agrees to submit to the personal jurisdiction of such court and waives any objection which it may have, based on improper venue or forum non conveniens, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Section 6.5 below and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to its address. Nothing contained in this paragraph affects the right of Secured Party to serve legal process in any other manner permitted by law or affects the right of Secured Party to bring any action or proceeding against Debtor or Debtor's property in the courts of any other jurisdiction.

6.4	Limitation of Interest Payments.

Nothing contained in this Agreement, the Note or in any other agreement between Debtor and Secured Party requires Debtor to pay or Secured Party to accept interest in an amount that would subject Secured Party to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges that may or might be characterized as interest, exceed the lower of the maximum rate permitted to be charged under the laws of the States of Connecticut, California, Delaware or any other state in which either Debtor or Secured Party may be located or may conduct business or any other state in which the Collateral may be located. Should Secured Party receive any payment which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

made in error and shall automatically be applied to reduce the principal outstanding on the Note.

6.5	Notices.

6.51       Procedure for Notice. Any notice, demand, consent, approval, disapproval or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepaid, as registered or certified mail or by nationally recognized overnight courier service. Any Notice to a party shall be addressed to such party at its address herein above set forth. By giving the other party at least ten (10) days' prior written notice, any party may, by Notice given as above provided, designate a different address or addresses for Notices.

6.52       When Notice Deemed Given. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in the case of personal delivery; in the case of mailing, any Notice shall be deemed given on the fifth day after mailing; in the case of delivery by nationally recognized overnight courier service, any Notice shall be deemed given on the next business day after dispatch.

6.6	Severability.

Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

6.7	Successors and Assigns.

This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.8	Waivers.

Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms or conditions contained herein or in any of the other Financing Agreements shall not affect Secured Party’s right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, his agents, officers, stockholders or employees, but only by an instrument in writing, signed by Agent and directed to Debtor, specifying such waiver.

Security Agreement between Matthew J. Szulik

and Protein Polymer Technologies, Inc.

dated as of April 13, 2006.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 13th day of April, 2006.

Protein Polymer Technologies, Inc., Debtor,

a Delaware corporation

By: /s/ William N. Plamondon III
William N. Plamondon III,
Chief Executive Officer

Taurus Advisory Group, LLC, as agent for
Matthew J. Szulik, Secured Party

By: /s/ James Tagliaferri
James Tagliaferri,
Managing Director